Exhibit 99.1

Vicarious Surgical Reports Second Quarter 2023 Financial

Results and Announces Clinical Plan and Regulatory Intent

WALTHAM, Mass.-- (BUSINESS WIRE) – July 27, 2023 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter ended June 30, 2023. Management will host a corresponding conference call at 4:30 p.m. ET today, July 27, 2023.

“Following our latest pre-submission meeting with the FDA, we are thrilled to have clarity on our regulatory pathway, giving us reassurance in our plans for a first in human procedure mid-next year,” said Adam Sachs, Chief Executive Officer at Vicarious Surgical. “With a clear path ahead, our team is now hard at work assembling and integrating initial units ahead of V1.0 Integration in the fall. We believe that our innovative approach will allow us to transform the standard of care in surgical robotics.”

Second Quarter 2023 and Recent Highlights

●	Received clarity on the clinical and regulatory pathway with the expectation to complete the first ventral hernia procedure in a patient mid-2024.

●	Signed a fourth major U.S. hospital system agreement, bringing the total number of hospitals represented by Vicarious Surgical partners to over 250.

●	Completed design freeze of the Vicarious Surgical Version 1.0 System in April with integration and build of system units on-track for Fall 2023.

●	Promoted John Mazzola, previously SVP of Operations, to the newly created Chief Operating Officer role. John has over 35 years of medical device industry experience and direct involvement in over 25 Class II and Class III medical device product launches.

Second Quarter 2023 Financial Results

●	Operating expenses were $21.5 million for the second quarter of 2023, compared to $19.1 million in the corresponding prior year period, an increase of 12%.

●	R&D expenses for the second quarter of 2023 were $12.7 million, compared to $10.1 million in the second quarter of 2022.

●	General and administrative expenses for the second quarter of 2023 were $7.1 million, compared to $7.8 million in the second quarter of 2022.

●	Sales and marketing expenses for the second quarter of 2023 were $1.7 million, compared to $1.3 million in the second quarter of 2022.

●	GAAP net loss for the second quarter was $15.3 million, equating to a net loss per share of $0.12, as compared to a GAAP net loss of $1.5 million, equating to a net loss per share of $0.01 for the same period of the prior year. Adjusted net loss for the second quarter was $20.4 million, equating to a net loss of $0.16 per share, as compared to an adjusted net loss of $19.1 million, or a net loss of $0.16 per share, for the same period of the prior year.

●	The company had $82.8 million in cash, cash equivalents and short-term investments as of June 30, 2023 representing a quarterly cash burn of $14.9 million. The Company continues to expect FY 2023 cash burn of $55-$65 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Thursday, July 27, 2023, to discuss its second quarter 2023 financial results. The call may be accessed through an operator by dialing +1 (404) 975-4839 for domestic callers or clicking this link for international callers, and using access code: 114480. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period, by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System on the timeline it expects, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements and scale manufacturing of the Vicarious Surgical System and any future product candidates to commercial quantities; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing, as well as with the use of open surgeries; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s ability to meet its estimates regarding expenses, revenue, capital requirements, cash runway and needs for additional financing; Vicarious Surgical’s financial performance; Vicarious Surgical’s intellectual property rights, its ability to protect or enforce these rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; the impact of COVID-19 on Vicarious Surgical’s business; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$12,714	$10,055	$26,070	$19,903
Sales and marketing	1,666	1,311	3,626	2,713
General and administrative	7,078	7,760	14,077	14,690
Total operating expenses	21,458	19,126	43,773	37,306
Loss from operations	(21,458)	(19,126)	(43,773)	(37,306)
Other income (expense):
Change in fair value of warrant liabilities	5,081	17,601	(998)	78,329
Interest and other income	1,044	101	2,517	109
Interest expense	(1)	(29)	(2)	(58)
Income/(loss) before income taxes	(15,334)	(1,453)	(42,256)	41,074
Provision for income taxes	—	—	—	—
Net income/(loss)	$(15,334)	$(1,453)	$(42,256)	$41,074
Net income/(loss) per share of Class A and Class B common stock, basic	$(0.12)	$(0.01)	$(0.33)	$0.34
Net income/(loss) per share of Class A and Class B common stock, diluted	$(0.12)	$(0.01)	$(0.33)	$0.32
Weighted average shares, basic	126,992,152	121,341,460	126,563,552	120,813,572
Weighted average shares, diluted	126,992,152	121,341,460	126,563,552	127,847,825
Other comprehensive income/(loss):
Net unrealized gain/(loss) on investments	(195)	—	(130)	—
Other comprehensive gain/(loss)	(195)	—	(130)	—
Comprehensive net income/(loss)	$(15,529)	$(1,453)	$(42,386)	$41,074

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$32,807	$116,208
Short-term investments	49,976	$—
Prepaid expenses and other current assets	2,498	4,196
Total current assets	85,281	120,404
Restricted cash	936	936
Property and equipment, net	6,254	6,586
Right-of-use assets	11,875	12,273
Other long-term assets	180	92
Total assets	$104,526	$140,291

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,585	$1,731
Accrued expenses	4,937	5,808
Lease liabilities, current portion	967	838
Current portion of equipment loans	—	16
Total current liabilities	7,489	8,393
Lease liabilities, net of current portion	14,329	14,832
Warrant liabilities	7,019	6,021
Total liabilities	28,837	29,246

Stockholders’ equity:
Class A Common stock	11	11
Class B Common stock	2	2
Additional paid-in capital	179,703	172,673
Accumulated other comprehensive loss	(130)	—
Accumulated deficit	(103,897)	(61,641)
Total stockholders’ equity	75,689	111,045
Total liabilities and stockholders’ equity	$104,526	$140,291

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income/(loss)	$(15,334)	$(1,453)	$(42,256)	$41,074
Change in fair value of warrant liabilities	5,081	17,601	(998)	78,329
Adjusted net loss	(20,415)	(19,054)	(41,258)	(37,255)
Adjusted EPS, basic and diluted	$(0.16)	$(0.16)	$(0.33)	$(0.31)
Weighted average shares, basic and diluted	126,992,152	121,341,460	126,563,552	120,813,572

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

Abby Mayo for Matter Health

media@vicarioussurgical.com